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                                                                    EXHIBIT 23.2


CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Registration Statement of Globalstar Telecommunications Limited on Form S-8 of our reports dated February 16, 1999, on the consolidated financial statements of Globalstar, L.P. and the financial statements of Globalstar Telecommunications Limited, appearing in the Annual Report on Form 10-K of Globalstar Telecommunications Limited and Globalstar, L.P. for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP

San Jose, California
November 12, 1999